UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
May 22, 2012 (May 16, 2012)

GENERAL MARITIME CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

REPUBLIC OF THE MARSHALL ISLANDS
(STATE OR OTHER JURISDICTION OF INCORPORATION)

001-34228	66-071-6485
(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

299 Park Avenue
New York, New York 10171
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(212) 763-5600
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Not Applicable
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

As previously disclosed, on November 17, 2011 (the “Petition Date”), General Maritime Corporation (the “Company”) and substantially all of its subsidiaries (with the exception of those in Portugal, Russia and Singapore, as well as certain inactive subsidiaries) (collectively, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) (Case No. 11-15285 (MG) (the “Chapter 11 Cases”). On January 31, 2012, the Debtors filed a joint plan of reorganization with the Bankruptcy Court, as modified on February 26, 2012 and February 29, 2012 (the “Original Plan”). On March 26, 2012, the Debtors filed the second amended plan of reorganization (as amended, the “Amended Plan”) with the Bankruptcy Court, which amended the Original Plan. On April 16, 2012, the Debtors served a notice of the filing of substantially complete versions of the documents comprising the supplement to the Amended Plan, and on April 19, 2012, the Debtors filed technical modifications to the Amended Plan (as so modified, the “Modified Plan”). The Bankruptcy Court confirmed the Modified Plan (as so confirmed, the “Plan”) on May 3, 2012, and entered an order (the “Confirmation Order”) confirming the Plan on May 7, 2012. In addition, the Debtors also served notice of the entry of the Confirmation Order on May 10, 201, and May 11, 2012.

Copies of the Plan and the Confirmation Order were attached as Exhibits 2.1 and 2.2, respectively, to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 8, 2012, and are incorporated by reference herein.

On May 17, 2012 (the “Effective Date”), the Debtors completed their financial restructuring and emerged from Chapter 11 through a series of transactions contemplated by the Plan, and the Plan became effective pursuant to its terms. In addition, the Debtors also served notice of the occurence of the Effective Date on May 22, 2012 to the holders of the Senior Notes (as defined below), and to the holders of the Company’s prepetition equity securities and to all other parties on May 18, 2012.

Pursuant to the Plan, on the Effective Date, all outstanding prepetition equity securities in the Company, including but not limited to all outstanding shares of the Company’s common stock, par value $0.01 per share (the “Prepetition Common Stock”), and all outstanding options and contractual or other rights to acquire any equity securities in the Company, were canceled and discharged and are of no further force and effect, whether surrendered for cancelation or otherwise, and holders of such prepetition equity securities received no distributions under the Plan in respect thereof. In addition, among other things, holders of allowed unsecured claims against the Company and its Debtor subsidiaries that guaranteed the Company’s obligations under its prepetition secured credit facilities (the “Guarantor Debtors”) will share in $6 million in cash, warrants (the “New Warrants”) exercisable for up to 309,296 shares of the Company’s new common stock, par value $0.01 per share (the “New Common Stock”) (representing up to three percent of the New Common Stock), and 200,011 shares of New Common Stock (representing two percent of the New Common Stock). In addition, pursuant to the Plan, OCM Marine Holdings TP, L.P. ("OCM Marine Holdings"), an entity which is wholly owned (including through its general partner) by Oaktree Principal Fund V, L.P., Oaktree Principal Fund V (Parallel), L.P., Oaktree FF Investment Fund, L.P. - Class A, and OCM Asia Principal Opportunities Fund, L.P. (collectively, the “Oaktree Plan Sponsors”), and OCM Marine Investments CTB, Ltd. (“OCM Marine Investments”) received 9,800,560 shares of New Common Stock (representing 98% of the New Common Stock (subject to dilution)) for an infusion of $175 million in new capital from the Oaktree Plan Sponsors, and the conversion of $175 million of secured claims under the Credit Agreement (the “Oaktree Credit Facility”), dated as of March 29, 2011, as amended and restated on May 6, 2011, by and among the Company, General Maritime Subsidiary Corporation (“GMR Sub Corp.”), General Maritime Subsidiary II Corporation (“GMR Sub II Corp.”) and OCM Marine Investments, as more fully described below.

Item 1.01.	Entry into a Material Definitive Agreement.

Exit Financing – New Credit Facilities

As previously disclosed, on October 26, 2005, GMR Sub Corp. entered into a revolving credit facility with a syndicate of commercial lenders (the “2005 Credit Facility”), and on October 20, 2008, the 2005 Credit Facility was amended and restated, and the Company was added as a loan party. The 2005 Credit Facility was further amended on various dates through January 31, 2011, and was amended and restated on May 6, 2011 (the “2011 Credit Facility”). The 2011 Credit Facility was further amended on various dates through the Petition Date, and pursuant to the Plan, was amended and restated on the Effective Date (the “New $508M Credit Facility”), whereby the outstanding revolving loans under the 2011 Credit Facility were converted into tranche A term loans and the termination value of the interest rate swap under the ISDA Master Agreement, effective as of September 21, 2007, between Citibank, N.A. and the Company, together with interest thereon, was exchanged for tranche B term loans. The New $508M Credit Facility provides for term loans in the aggregate amount of $508.976 million.

Also as previously disclosed, on July 16, 2010, GMR Sub II Corp. entered into a term loan and revolving facility with a syndicate of commercial lenders which was amended and restated on May 6, 2011 (the “2010 Amended Credit Facility” and, together with the 2011 Credit Facility, collectively, the “Prepetition Facilities”). The 2010 Amended Credit Facility was further amended on various dates through the Petition Date, and was amended and restated on the Effective Date (the “New $273M Credit Facility” and, together with the New $508M Credit Facility, collectively, the “New Credit Facilities”), whereby the outstanding revolving loans under the 2010 Amended Credit Facility were converted into term loans and the outstanding term loans under the 2010 Amended Credit Facility were continued as term loans. The New $273M Credit Facility provides for term loans in the aggregate amount of $273.803 million. In addition, pursuant to the Plan, on the Effective Date, the lenders under the Prepetition Facilities also received a $75.0 million paydown of part of their existing obligations under the Prepetition Facilities.

The New Credit Facilities mature on May 17, 2017.

The New Credit Facilities bear interest at a rate per annum based on LIBOR plus a margin of 4% per annum. The New $508M Credit Facility is secured on a first lien basis by a pledge by the Company of its interest in GMR Sub Corp. and Arlington Tankers Ltd. (“Arlington”), a pledge by such subsidiaries of their interests in the vessel-owning subsidiaries they own, and a pledge by such vessel-owning subsidiaries of all their assets, and is secured on a second lien basis by a pledge by the Company of its interest in GMR Sub II Corp., a pledge by GMR Sub II Corp. of its interest in the vessel-owning subsidiaries that it owns, and a pledge by such vessel-owning subsidiaries of all their assets, and is guaranteed by the Company and its subsidiaries (other than GMR Sub. Corp.) which own vessels or interests in vessel-owning subsidiaries. The New $273M Credit Facility is secured on a first lien basis by a pledge by the Company of its interest in GMR Sub II Corp., a pledge by GMR Sub II Corp. of its interest in the vessel-owning subsidiaries it owns, and a pledge by such vessel-owning subsidiaries of all their assets, and is secured on a second lien basis by a pledge by the Company of its interests in GMR Sub Corp. and Arlington, a pledge by such subsidiaries of their interests in the vessel-owning subsidiaries they own, and a pledge by such vessel-owning subsidiaries of all their assets, and is guaranteed by the Company and its subsidiaries (other than GMR Sub II Corp.) which own vessels or interests in vessel-owning subsidiaries. In addition, the New Credit Facilities are secured on a pari passu basis by a pledge by the Company, GMR Sub Corp., GMR Sub II Corp. and Arlington of their respective bank accounts.

The Company is required to comply with various collateral maintenance and financial covenants under the New Credit Facilities, including with respect to the Company’s minimum cash balance and an interest expense coverage ratio covenant. The New Credit Facilities also require the Company to comply with a number of customary covenants, including covenants related to the delivery of quarterly and annual financial statements, budgets and annual projections; maintaining required insurances; compliance with laws (including environmental); compliance with ERISA; maintenance of flag and class of the collateral vessels; restrictions on consolidations, mergers or sales of assets; limitations on liens; limitations on issuance of certain equity interests; limitations on transactions with affiliates; and other customary covenants.

The New Credit Facilities include customary events of default and remedies for facilities of this nature. If the Company does not comply with its various financial and other covenants under the New Credit Facilities, the lenders may, subject to various customary cure rights, require the immediate payment of all amounts outstanding under the New Credit Facilities.

Copies of the New $508M Credit Facility and the New $273M Credit Facility are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and are incorporated by reference herein.

New Employment Agreements; New Equity Incentive Plan

The disclosure contained under Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Registration Rights Agreement

On the Effective Date, pursuant to the Plan, the Company entered into a Registration Agreement (the “Registration Rights Agreement”) with OCM Marine Holdings TP, L.P. (“OCM Marine Holdings”), OCM Marine Investments, and each of the other shareholders party thereto. Each holder of an allowed general unsecured claim under the Plan against a Guarantor Debtor that received (or will receive in the future) New Common Stock under the terms of the Plan equal to an aggregate amount of at least 0.15% of all New Common Stock on a fully-diluted basis (calculated as a percentage of the New Common Stock held by such holder, assuming the exercise of all outstanding New Warrants) (such amount, the “0.15% New Common Stock Threshold”) will be deemed to have entered into the Registration Rights Agreement.

The Registration Rights Agreement provides OCM Marine Holdings and OCM Marine Investments with demand registration rights. The Registration Rights Agreement also provides piggyback registration rights to OCM Marine Holdings, OCM Marine Investments and each holder of an allowed general unsecured claim under the Plan against a Guarantor Debtor that owns an aggregate amount of New Common Stock equal to at least the 0.15% New Common Stock Threshold.

A copy of the Registration Rights Agreement is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference herein.

Shareholders Agreement

On the Effective Date, pursuant to the Plan, the Company entered into a Shareholders’ Agreement (the “Shareholders Agreement”) with OCM Marine Holdings, OCM Marine Investments, and each of the other shareholders party thereto. Each holder of an allowed general unsecured claim under the Plan against a Guarantor Debtor that received (or will receive in the future) New Common Stock under the terms of the Plan equal to an aggregate amount of New Common Stock equal to at least the 0.15% New Common Stock Threshold will be deemed to have entered into the Shareholders Agreement. Among other things, the Shareholders Agreement provides for the following rights:

•
Tag-Along Rights: Upon any transfer of New Common Stock by (i) OCM Marine Investments, (ii) the Oaktree Plan Sponsors or (iii) any of their respective affiliates or designees who own New Common Stock, each other holder of New Common Stock that owns an aggregate amount of New Common Stock equal to at least the 0.15% New Common Stock Threshold will have customary tag-along rights to include a proportional number of shares for sale in such transaction. Upon any transfer by OCM Marine Investments, the Oaktree Plan Sponsors or any of their respective affiliates or designees who own New Common Stock of all or substantially all of their New Common Stock on an aggregate basis, each other holder of New Common Stock who holds such shares on account of an Allowed Class 7 General Unsecured Claim (as defined in the Plan) against the Guarantor Debtors will have customary tag-along rights to include a proportional number of shares for sale in such transaction.

•
Drag-Along Rights: OCM Marine Investments, the Oaktree Plan Sponsors and each of their respective affiliates or designees who own New Common Stock have customary drag-along rights to cause the other shareholders party to the Shareholders Agreement to sell their shares, provided that such rights will not apply to those shareholders who hold their shares through The Depository Trust Company (“DTC”) if the procedures or rules of DTC would not permit such application, or would otherwise render their New Common Stock ineligible for participation in DTC.

•
Preemptive Rights: The Shareholders Agreement provides for preemptive rights (based on the actual number of owned shares of New Common Stock) in the event the Company issues equity to OCM Marine Investments, the Oaktree Plan Sponsors or any of their respective affiliates at a discount to the price of a single share of New Common Stock implied by the Plan on the Effective Date ($36.84 per share). Such preemptive rights are provided to each holder of an allowed general unsecured claim under the Plan against a Guarantor Debtor that (i) is a “qualified institutional buyer” (as defined in Rule 144A promulgated under the Securities Act of 1933, as amended (the “Securities Act”)) or an “accredited investor” (as defined in Rule 501 of Regulation D promulgated under the Securities Act) and (ii) owns an aggregate amount of New Common Stock equal to at least the 0.15% New Common Stock Threshold. Any shares or other securities issued to holders of allowed general unsecured claims under the Plan against a Guarantor Debtor pursuant to the exercise of such preemptive rights will bear the same terms as all other shares or securities issued by the Company to OCM Marine Investments, the Oaktree Plan Sponsors or any of their respective affiliates (as applicable) under this provision.

•
Other Rights: The Shareholders Agreement provides OCM Marine Holdings and OCM Marine Investments with consent rights with respect to specified significant corporate actions, as well as the right to designate the members of the new Board of Directors of the Company (the “New Board”) until a sale of the Company or a public offering of its securities.

A copy of the Shareholders Agreement is attached as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated by reference herein.

New Warrant Agreement

On the Effective Date, pursuant to the Plan, the Company entered into a Warrant Agreement (the “New Warrant Agreement”) with Computershare Shareowner Services LLC, as warrant agent, that governs the terms of the New Warrants issued to the holders thereof. Each New Warrant is exercisable at a price of $42.50 (reflecting a total implied equity value of $425 million for the reorganized Debtors) at any time for a period of five years following the Effective Date. New Warrants to purchase an aggregate total of 309,296 shares of New Common Stock were issued under the New Warrant Agreement, representing an aggregate total of three percent of the New Common Stock issuable on the Effective Date in accordance with the Plan (subject to dilution from the New Common Stock issuable under the New Equity Incentive Plan, as described under Item 5.02 below). The New Warrant Agreement provides holders of the New Warrants with a cashless exercise option. Among other things, the New Warrant Agreement also provides for the following:

•
Redemption Rights: Upon the consummation of a Specified Sale (as defined in the New Warrant Agreement) before the expiration of the five-year term of the New Warrants at an aggregate value that is less than the applicable New Warrant exercise price, the Company is required to redeem the outstanding New Warrants at a valuation calculated based on the Black Scholes formula (assuming a 30% volatility rate).

•
Anti-Dilution Protection. The New Warrant Agreement provides the holders of the New Warrants with anti-dilution protection in the event of any stock split, reverse stock split, stock dividend or reclassification.

•	Transfer Restrictions. The New Warrants are subject to the transfer restrictions set forth in the Amended Articles applicable to Company Shares, as described under Item 5.03 below.

A copy of the New Warrant Agreement is attached as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated by reference herein.

DIP Facility Waiver

On May 16, 2012, the Company entered into a waiver (the “Waiver”) to its Senior Secured Superpriority Debtor-In-Possession Credit Agreement, dated as of November 17, 2011, as amended from time to time, among the Company, GMR Sub. Corp. and GMR Sub II Corp., as borrowers, the other subsidiaries of the Company party thereto, the financial institutions party thereto, and Nordea Bank Finland PLC, New York Branch (“Nordea”), as administrative agent and collateral agent (the “DIP Facility”). The DIP Facility contained a covenant requiring the Company to not permit the cumulative difference between actual operating cash receipts and actual operating disbursements to be less than the minimum rolling four-week cumulative difference between budgeted operating cash receipts and budgeted operating disbursements (each as set forth in the budget delivered in accordance with the DIP Facility) by more than 20% for each rolling four-week period. For the four-week period commencing on April 14, 2012 and ending on May 11, 2012, the Company did not meet this covenant. The Waiver waived any event of default under the DIP Facility arising from the Company’s failure to comply with this covenant.

After giving effect to the Waiver, the Company was in compliance with the DIP Facility. As disclosed under the heading “DIP Facility” under Item 1.02 below, the DIP Facility was terminated on the Effective Date pursuant to the Plan.

A copy of the Waiver is attached as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated by reference herein.

OCM Marine Holdings Partnership Withdrawal Agreement

As of the Effective Date, pursuant to the Plan, the Company entered into a Partnership Withdrawal Agreement (the “Partnership Withdrawal Agreement”) with OCM Marine GP CTB, Ltd., as general partner of OCM Marine Holdings, as described under Item 1.02 below under the heading “OCM Marine Holdings Partnership Documents,” which description is incorporated by reference into this Item 1.01. A copy of the Partnership Withdrawal Agreement is attached as Exhibit 10.7 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 1.02.	Termination of a Material Definitive Agreement.

Pursuant to the Plan, the Company assumed certain agreements on the Effective Date, and each executory contract and unexpired lease not previously assumed, assumed and assigned, or rejected by an order of the Bankruptcy Court, not assumed pursuant to the Plan, and not listed on the schedule of rejected contracts in the Plan supplement, including those material agreements described under this Item 1.02 below, was deemed to have been rejected on the Effective Date.

Oaktree Credit Facility; Indenture and Related Agreements

Pursuant to the Plan, on the Effective Date, the Oaktree Credit Facility was terminated, and all of the liens securing the Debtors’ obligations thereunder were released, and the Indenture (the “Senior Note Indenture”), dated as of November 12, 2009, among the Company, the Subsidiary Guarantors parties thereto, and The Bank of New York Mellon, as Trustee, which governed the Company’s 12% Senior Notes due November 15, 2017, was also terminated. In addition, pursuant to the Plan, on the Effective Date, the Purchase Agreement, dated November 6, 2009, by and among the Company, the subsidiary guarantors party thereto, and J.P. Morgan Securities, Inc., as representative of the several initial purchasers named in Schedule I thereto, and the Registration Rights Agreement, dated November 12, 2009, by and among the Company and the parties named therein, were rejected. The descriptions of each of the Oaktree Credit Facility and the Senior Note Indenture contained in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012 (the “First Quarter 2012 10-Q”) are incorporated herein by reference, and the descriptions of the above-referenced Purchase Agreement and Registration Rights Agreement contained in the Company’s Current Report on Form 8-K filed on November 12, 2009 are incorporated herein by reference.

Equity Securities and Related Instruments

Pursuant to the Plan, on the Effective Date, as disclosed above, all outstanding prepetition equity securities in the Company, including but not limited to all outstanding shares of the Prepetition Common Stock, and all outstanding options and contractual or other rights to acquire any equity securities in the Company, were canceled and discharged and are of no further force and effect, whether surrendered for cancelation or otherwise, and all related contracts, plans, programs and arrangements, including all restricted stock grant agreements, the General Maritime Corporation 2011 Stock Incentive Plan and the General Maritime Corporation 2001 Stock Incentive Plan (as amended and restated, effective as of December 16, 2008), were terminated. Immediately prior to the Effective Date, there were 121,705,048 shares of Prepetition Common Stock outstanding. Holders of prepetition equity securities prior to the Effective Date received no distributions under the Plan in respect thereof. The descriptions of the above-referenced restricted stock grant agreements and stock incentive plans contained in the First Quarter 2012 10-Q are incorporated herein by reference.

DIP Facility

On the Effective Date, pursuant to the Plan, a portion of the $175 million equity capital infusion from the Oaktree Plan Sponsors was used to pay down in full the DIP Facility. In connection therewith, all of the liens securing the Debtors’ obligations under the DIP Facility were released, and the DIP Facility was terminated. The description of the DIP Facility contained in the First Quarter 2012 10-Q is incorporated herein by reference.

Rejection of Other Material Definitive Agreements

If and to the extent any of the following material definitive agreements are executory, on the Effective Date, these agreements were rejected by the Debtors in accordance with the Plan:

Underwriting Agreements

Pursuant to the Plan, on the Effective Date, the Company rejected each of the Underwriting Agreement, dated March 31, 2011, between the Company and Dahlman Rose and Company, LLC, and the Underwriting Agreement, dated March 31, 2011, between the Company and Jefferies and Company, Inc. The descriptions of each of the above-referenced Underwriting Agreements contained in the Company’s Current Report on Form 8-K filed on March 31, 2011 are incorporated herein by reference.

Employment and Related Agreements and Arrangements

Pursuant to the Plan, on the Effective Date, the Company rejected each of the following agreements:

•
Letter Agreement, dated October 24, 2008, between GMR Sub Corp. and Peter C. Georgiopoulos (the description of such Letter Agreement contained in GMR Sub Corp.’s Current Report on Form 8-K filed on October 27, 2008 is incorporated herein by reference);

•
Employment Agreement, dated as of December 15, 2008, by and among the Company, GMR Sub Corp. and John C. Georgiopoulos (the description of such Employment Agreement contained in GMR Sub Corp.’s Current Report on Form 8-K filed on December 16, 2008 is incorporated herein by reference);

•
Employment Agreement, dated as of December 15, 2008, by and among the Company, GMR Sub Corp., General Maritime Management LLC, and John P. Tavlarios (the description of such Employment Agreement contained in GMR Sub Corp.’s Current Report on Form 8-K filed on December 16, 2008 is incorporated herein by reference);

•
Employment Agreement, dated as of December 15, 2008, by and among the Company, GMR Sub Corp., and Jeffrey D. Pribor (the description of such Employment Agreement contained in GMR Sub Corp.’s Current Report on Form 8-K filed on December 16, 2008 is incorporated herein by reference);

•
Amendment, dated as of December 16, 2008, to Letter Agreement, dated October 24, 2008, by and among the Company, GMR Sub Corp. and Peter C. Georgiopoulos (the description of such Amendment contained in GMR Sub Corp.’s Current Report on Form 8-K filed on December 16, 2008 is incorporated herein by reference);

•
Letter Agreement, dated September 29, 2009, by and among the Company, GMR Sub Corp. and Peter C. Georgiopoulos (the description of such Letter Agreement contained in the Company’s Current Report on Form 8-K filed on September 30, 2009 is incorporated herein by reference); and

•
General Maritime Corporation Change of Control Severance Program for U.S. Employees (the description thereof contained in GMR Sub Corp.’s Current Report on Form 8-K filed on April 26, 2005 is incorporated herein by reference).

Bareboat Charters, Charter Guarantees and Related Agreements

Pursuant to the Chapter 11 Cases, the Company rejected each of the following bareboat charters and charter guarantees, which were entered into in connection with the sales of the Stena Contest, the Genmar Concord and the Genmar Concept and the lease-back of those vessels to subsidiaries of the Company (the description of such transactions, and each of the documents listed below, contained in the Company’s Quarterly Report on Form 10-Q filed on May 10, 2011 is incorporated herein by reference); the rejection of the Genmar Concord Bareboat Charter referenced below will be effective in June 2012, and the rejections of the Genmar Contest Bareboat Charter and the Stena Concept Bareboat Charter referenced below will be effective in July 2012:

•	Genmar Contest Bareboat Charter, dated January 18, 2011, between MR Contest Shipping LLC and GMR Contest LLC (a subsidiary of the Company);

•	Stena Concept Bareboat Charter, dated January 18, 2011, between MR Concept Shipping LLC and GMR Concept LLC (a subsidiary of the Company);

•	Genmar Concord Bareboat Charter, dated January 18, 2011, between MR Concord Shipping LLC and GMR Concord LLC (a subsidiary of the Company);

•	Charter Guarantee, dated January 18, 2011, made by the Company in favor of MR Concord Shipping L.L.C.;

•	Charter Guarantee, dated January 18, 2011, made by the Company in favor of MR Contest Shipping L.L.C.; and

•	Charter Guarantee, dated January 18, 2011, made by the Company in favor of MR Concept Shipping L.L.C.

OCM Marine Holdings Partnership Documents

Pursuant to the Plan, on the Effective Date and in accordance with the Partnership Withdrawal Agreement disclosed under Item 1.01 above under the heading “Partnership Withdrawal Agreement,” the Company rejected the Assignment of Limited Partnership Interest, dated as of January 7, 2012, between PC Georgiopoulos Investment Group LLC and the Company, and withdrew as a party to the Amended and Restated Exempted Limited Partnership Agreement of OCM Marine Holdings, dated January 7, 2012, among OCM Marine GP CTB, Ltd., OCM Asia Principal Opportunities Fund, L.P., Oaktree FF Investment Fund, L.P., Oaktree Principal Fund V, L.P., Oaktree Principal Fund V (Parallel), L.P., and the Company. As a result, the Company’s right to receive up to 4.9% of the distributions made by the limited partnership has been terminated. The descriptions of the above-referenced Assignment of Limited Partnership Interest and Amended and Restated Exempted Limited Partnership Agreement contained in the Company’s Current Report on Form 8-K filed on January 12, 2012 are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained under the heading “Exit Financing” under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sale of Equity Securities.

The issuance of the New Equity Investment Shares and the Commitment Fee GMR Common Stock (each as defined in the Plan) on the Effective Date was exempt from registration under Section 4(2) of the Securities Act. The Oaktree Plan Sponsors have represented to the Company that they are “accredited investors” as defined in Regulation D promulgated under the Securities Act, and have agreed that such securities may not be sold in the absence of an effective registration statement or an exemption from registration. The Company has not engaged in a general solicitation or advertising with respect to the issuance of such securities and has not offered any securities to the general public in connection with such issuance. The issuance of the OCM Conversion Shares and the shares of the Unsecured Creditor Equity Distribution (each as defined in the Plan) and the New Warrants on the Effective Date was exempt from registration pursuant to Section 1145(a)(1) of the Bankruptcy Code. The descriptions of such securities issued on the Effective Date contained under the Introductory Note and Item 1.01 above are incorporated by reference into this Item 3.02.

Item 3.03.	Material Modifications to the Rights of Security Holders.

The disclosure contained under the Introductory Note, Item 1.01 and Item 1.02 above and Item 5.03 below is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

On the Effective Date, by operation of the Plan and as discussed under the heading “Equity Securities” under Item 1.02 above, all the outstanding prepetition equity securities in the Company, including but not limited to all outstanding shares of the Prepetition Common Stock, and all outstanding options and contractual or other rights to acquire any equity securities in the Company, were canceled and discharged and are of no further force and effect, whether surrendered for cancelation or otherwise, and New Common Stock was issued as described under the Introductory Note above. As a result, the Oaktree Plan Sponsors and OCM Marine Investments, which are affiliates of each other, together now collectively hold 98% of the New Common Stock outstanding as of the Effective Date. In addition, as described under Item 5.02 below, the composition of the Company’s New Board as of the Effective Date is substantially different from the composition of the Company’s Board of Directors as of immediately prior to the Effective Date.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure and Appointment of Directors

Pursuant to the Plan, as of the Effective Date, the following directors ceased to serve on the Company’s Board of Directors: William J. Crabtree, Dr. E. Grant Gibbons, Rex W. Harrington, George Konomos and Peter S. Shaerf.

Pursuant to the Plan, the New Board was appointed effective as of the Effective Date, consisting of the following directors: Peter C. Georgiopoulos (Chairman), John P. Tavlarios, B. James Ford, Adam Pierce and Amy Rice. Messrs. Georgiopoulos and Tavlarios were also each members of the Company’s Board of Directors immediately prior to the Effective Date, with Mr. Georgiopoulos serving as Chairman.

Mr. Ford, 43, is a Managing Director of Oaktree Capital Management, L.P. (“Oaktree”) and Co-Portfolio Manager of Oaktree’s Global Principal Strategy. Since joining Oaktree in 1996, Mr. Ford has been involved in sourcing and executing a number of the firm’s investments and led the groups’ efforts in media and energy sectors. Before being named a portfolio manager in 2007, Mr. Ford worked extensively with a variety of Oaktree portfolio companies, including serving on the Boards of Directors of Cequel Communications (a U.S. cable operator), Crimson Exploration, Inc., EXCO Resources, Inc. and Forcenergy, Inc. (oil and gas exploration and production companies), and Regal Entertainment Group (a U.S. movie exhibitor), as well as numerous private companies. Before joining Oaktree, Mr. Ford worked at McKinsey & Co. and was an Analyst in the Investment Banking Division of PaineWebber Incorporated. Mr. Ford serves as an active member of the Boards of Directors of the Children’s Bureau, Inc. (a social service agency) and Dial Global, Inc. (an independent, full-service network radio company). Mr. Ford earned a B.A. in Economics from the University of California at Los Angeles and an M.B.A. from the Stanford University Graduate School of Business.

Mr. Pierce, 33, has been a Senior Vice President of Oaktree since 2009. From December 2007 until he became a Senior Vice President in 2009, he served as a Vice President of Oaktree. Before joining Oaktree in 2003, Mr. Pierce served as a Financial Analyst in the Investment Bank at JP Morgan Chase & Co., gaining experience on a range of advisory and financing assignments with a primary focus on the healthcare industry. Prior to that, he worked for Goldman, Sachs & Co. Mr. Pierce also currently serves on the Boards of Directors of Oaktree portfolio companies Crimson Exploration, Inc., Floatel International Ltd. (an offshore floatel company) and Maritime Equity Partners (“MEP”) (a maritime investment company). Mr. Pierce received a B.A. in Economics with a focus on Business Administration from Vanderbilt University.

Ms. Rice, 33, is a Vice President of Oaktree. Ms. Rice joined Oaktree in 2009 following graduation from the Wharton School of the University of Pennsylvania, where she was a Palmer Scholar. Before receiving her M.B.A., Ms. Rice spent two years as an Associate at Lindsay Goldberg, LLC, where her responsibilities included valuation and financial modeling of leveraged buyouts, operational restructuring and divestiture transactions. Before that, she spent two years as an Analyst in the Leveraged Finance group at Deutsche Bank. Ms. Rice also currently serves as a director of Floatel International Ltd. Ms. Rice holds an A.B. in Biology magna cum laude with highest honors from Harvard College.

Departure and Appointment of Certain Officers

Pursuant to the Plan, as of the Effective Date, John C. Georgiopoulos ceased to serve as Executive Vice President, Treasurer and Secretary of the Company, and Peter S. Bell ceased to serve as Manager and Commercial Director of General Maritime Management LLC (“GMM”), a subsidiary of the Company. Prior to the Effective Date, Mr. Georgiopoulos was party to an employment agreement with the Company, which was rejected as of the Effective Date (as discussed under Item 1.02 above).

Pursuant to the Plan, as of the Effective Date, Leonard J. Vrondissis was appointed to serve as Executive Vice President, Treasurer and Secretary of the Company.

Mr. Vrondissis, 35, served as Vice President – Finance of the Company from January 1, 2007 until the Effective Date. Mr. Vrondissis joined the Company’s Finance Department in 2001, and has executed a number of transactions for the Company in the areas of mergers and acquisitions and bank finance, as well as handling the Company’s investor relations. Mr. Vrondissis is also Treasurer of Maritime Equity Management LLC (“MEM”), an entity controlled by Peter C. Georgiopoulos. MEM is the manager of MEP. Mr. Vrondissis provides services to MEP and certain of its affiliates as a consultant on behalf of MEM.

Certain Relationships and Related Party Transactions

The transactions described under the headings “Registration Rights Agreement” and “Shareholders Agreement” under Item 1.01 above, and under Item 3.02 above, may be deemed to be related party transactions. As such, the disclosure contained under the headings “Registration Rights Agreement” and “Shareholders Agreement” under Item 1.01 above, and the disclosure contained under Item 3.01 above, is incorporated by reference into this Item 5.02. In addition, the disclosure contained under Item 15 (Related Party Transactions) in the First Quarter 2012 10-Q with respect to Peter C. Georgiopoulos and Mr. Tavlarios are incorporated by reference into this Item 5.02.

Employment Agreements

Pursuant to the Plan, on the Effective Date, the Company entered into new employment agreements with each of: John P. Tavlarios, who will continue to serve as the President and Chief Executive Officer of the Company (and will also continue to serve as a Director, as discussed above under this Item 5.02); Jeffrey D. Pribor, who will continue to serve as the Executive Vice President and Chief Financial Officer of the Company; and Leonard J. Vrondissis, who will serve as the Executive Vice President, Treasurer and Secretary of the Company. In addition, pursuant to the Plan, on the Effective Date, GMM entered into a new employment agreement with Milton H. Gonzales, Jr., who will continue to serve as Manager and Technical Director of GMM. Prior to the Effective Date, each of Messrs. Tavlarios and Pribor were parties to employment agreements with the Company, which were rejected as of the Effective Date (as discussed under Item 1.02 above).

Pursuant to its terms, each employment agreement became effective as of the Effective Date, and:

•
each employment agreement is for a term from the Effective Date through the eighteen-month anniversary of the Effective Date, and also provides for automatic renewals for additional terms of one year each, unless either the executive or the Company terminates the employment agreement upon at least 90 days’ prior notice;

•
Mr. Tavlarios is entitled to a base salary of $550,000 per annum, Mr. Pribor is entitled to a base salary of $400,000 per annum, Mr. Vrondissis is entitled to a base salary of $200,000 per annum, and Mr. Gonzales is entitled to a base salary of $275,000 per annum; in addition, each executive is entitled to annual discretionary cash bonuses based upon actual performance as determined by the New Board or any committee thereof, with each of Messrs. Tavlarios and Pribor having a target bonus of 100% of their respective base salaries, Mr. Vrondissis having a target bonus of 50% of his base salary, and Mr. Gonzalez having a target bonus of 75% of his base salary; and

•
if any of the executives is terminated without cause or resigns for good reason, or the Company does not extend the term of his employment pursuant to the employment agreement other than for cause, then such executive will be entitled to specified payments and benefits, including the continuation of his base salary at the time of such termination or non-extension: for 18 months in the case of Mr. Tavlarios (or if the termination of his employment is in connection with a change in control of the Company, 24 months); for nine months in the case of Mr. Pribor; for six months in the case of Mr. Vrondissis; and for 12 months in the case of Mr. Gonzalez. Each executive will also be entitled to specified payments and benefits upon his death or disability.

Copies of the employment agreements for each of Messrs. Tavlarios, Pribor, Vrondissis and Gonzales are attached as Exhibits 10.8, 10.9, 10.10 and 10.11, respectively, to this Current Report on Form 8-K, and are each incorporated herein by reference.

New Equity Incentive Plan

On the Effective Date, pursuant to the Plan, the Company adopted the General Maritime Corporation 2012 Equity Incentive Plan (the “New Equity Incentive Plan”). An aggregate of 1,145,541 shares of New Common Stock are available for award under the New Equity Incentive Plan, which represents approximately 10% of the shares of New Common Stock outstanding as of the Effective Date on a fully-diluted basis. Shares of New Common Stock will be available for award under the New Equity Incentive Plan from and after the Effective Date to eligible employees, non-employee directors and/or officers of the Company and its subsidiaries (collectively, “Eligible Individuals”). Under the New Equity Incentive Plan, a committee appointed by the New Board from time to time (or, in the absence of such a committee, the New Board) (in either case, the “Committee”) may grant a variety of stock-based incentive awards, as the Committee deems appropriate, to Eligible Individuals whom the Committee believes are key to furthering the growth and profitability of the Company. The Committee may award stock options, stock appreciation rights, restricted stock, restricted stock units, and other awards valued in whole or in part by reference to, or payable in or otherwise based on, shares of New Common Stock Shares, cash payments and such other forms as the Committee in its discretion deems appropriate.

On the Effective Date, pursuant to the New Equity Incentive Plan, Mr. Tavlarios was granted options to purchase 229,108 shares of New Common Stock, Mr. Pribor was granted options to purchase 171,831 shares of New Common Stock, Mr. Vrondissis was granted options to purchase 57,277 shares of New Common Stock, and Mr. Gonzales was granted options to purchase 57,277 shares of New Common Stock. The exercise price for each such option is $36.84 per share, and each option has a 10-year term. The options vest 20% on each of the first five anniversaries of the grant date, with accelerated vesting upon a change in control of the Company. If any executive’s employment is terminated by the Company without cause or by the executive for good reason, then the portion of that executive’s options that would have vested on the next anniversary of the grant date will vest. Upon termination of any executive’s employment for any reason, the Company has the right to purchase the shares received by the executive upon exercise of his options as a price which will depend on the circumstances surrounding the termination.

A copy of the New Equity Incentive Plan is attached as Exhibit 10.12 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Plan, on the Effective Date, the Company amended and restated its Articles of Incorporation (as so amended and restated, the “Amended Articles”) and its By-laws (as so amended and restated, the “Amended By-Laws”). Copies of the Amended Articles and the Amended By-Laws are attached as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, and are incorporated by reference herein. Changes implemented by the Amended Articles and the Amended By-Laws include the following:

•	the Amended Articles authorize the Company to issue up to 15,000,000 shares of New Common Stock and up to 5,000,000 shares of preferred stock, par value $0.01 per share;

•
in accordance with the Plan, the Amended Articles provide that the Company may not issue any non-voting equity securities to the extent prohibited by section 1123(a)(6) of Title 11 of the United States Code, to the extent and for such time that such statute is applicable to the Company; and

•
pursuant to the Amended Articles: (i) no transfer of equity securities in the Company (“Company Shares”) will be permitted if, as a result, there would be more than 200 record holders of Company Shares (as determined pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), or the Company would otherwise be required to register any class of Company Shares under the Exchange Act or any other applicable federal or state securities law; (ii) the Company’s shareholders will be subject to specified “lock-up” provisions in the event of any public underwritten offering of Company Shares; (iii) the Company and OCM Marine Holdings and OCM Marine Investments (collectively, the “Oaktree Holders”) have “drag-along” rights vis-à-vis the Company’s other shareholders similar to the drag-along rights provided under the Shareholders Agreement (as described under Item 1.01 above); and (iv) the Company’s other shareholders have “tag-along” rights with respect to any transfer by the Oaktree Holders or their affiliates of at least 85% of all of the Company Shares held by such holders.

The foregoing descriptions of the Amended and Restated Articles and the Amended and Restated By-Laws do not purport to be complete and are qualified in their entirety by reference to the full text of the Amended and Restated Articles and the Amended and Restated By-Laws, copies of which are attached as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, and are incorporated by reference herein.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations and observations. Included among the factors that, in the Company’s view, could cause actual results to differ materially from the forward-looking statements contained in this Current Report on Form 8-K are the following: (i) loss or reduction in business from the Company’s significant customers; (ii) the failure of the Company’s significant customers to perform their obligations owed to the Company; (iii) the loss or material downtime of significant vendors and service providers; (iv) changes in demand; (v) a material decline or prolonged weakness in rates in the tanker market; (vi) changes in production of or demand for oil and petroleum products, generally or in particular regions; (vii) greater than anticipated levels of tanker newbuilding orders or lower than anticipated rates of tanker scrapping; (viii) changes in rules and regulations applicable to the tanker industry, including, without limitation, legislation adopted by international organizations such as the International Maritime Organization and the European Union or by individual countries; (ix) actions taken by regulatory authorities; (x) actions by the courts, the U.S. Coast Guard, the U.S. Department of Justice or other governmental authorities and the results of the legal proceedings to which the Company or any of its vessels may be subject; (xi) changes in trading patterns significantly impacting overall tanker tonnage requirements; (xii) changes in the typical seasonal variations in tanker charter rates; (xiii) changes in the cost of other modes of oil transportation; (xiv) changes in oil transportation technology; (xv) increases in costs, including, without limitation: crew wages, insurance, provisions, repairs and maintenance; (xvi) changes in general domestic and international political conditions; (xvii) changes in the condition of the Company’s vessels or applicable maintenance or regulatory standards (which may affect, among other things, the Company’s anticipated drydocking or maintenance and repair costs); (xviii) changes in the itineraries of the Company’s vessels; (xix) adverse changes in foreign currency exchange rates affecting the Company’s expenses; (xx) financial market conditions; (xxi) the Company’s ability to comply with the covenants and conditions under its credit facilities; (xxii) whether the Company is able to generate sufficient cash flows to meet its liquidity needs, service its indebtedness and finance the ongoing obligations of its business, including the extent to which the Company’s operating results may continue to be affected by weakness in market conditions and charter rates; (xxiii) the Company’s ability to maintain contracts that are critical to its operation, to obtain and maintain acceptable terms with its vendors, customers and service providers and to retain key executives, managers and employees; and (xxiv) the other factors listed from time to time in the Company’s filings with the SEC.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
2.1
Second Amended Chapter 11 Plan of Reorganization, filed with the Bankruptcy Court on April 19, 2012 (included as Appendix 1 to the Confirmation Order, a copy of which is attached as Exhibit 2.2 to the Registrant’s Current Report on Form 8-K filed on May 8, 2012, and incorporated herein by reference)

2.2
Order Confirming the Second Amended Joint Chapter 11 Plan of Reorganization of General Maritime Corporation and its Affiliated Debtors (included as Exhibit 2.2 to the Registrant’s Current Report on Form 8-K filed on May 8, 2012, and incorporated herein by reference)

3.1	Amended and Restated Articles of Incorporation of General Maritime Corporation as adopted May 17, 2012
3.2	Amended and Restated By-Laws of General Maritime Corporation
4.1	Form of Specimen Stock Certificate of General Maritime Corporation
10.1
Second Amended and Restated Credit Agreement, dated as of May 17, 2012, among General Maritime Corporation, General Maritime Subsidiary Corporation, Arlington Tankers Ltd., General Maritime Subsidiary II Corporation, the lenders party thereto, Nordea Bank Finland PLC, New York Branch, as administrative agent and collateral agent, and Nordea Bank Finland PLC, New York Branch and DnB Bank ASA, as joint lead arrangers and joint book runners

10.2
Third Amended and Restated Credit Agreement, dated as of May 17, 2012, among General Maritime Corporation, General Maritime Subsidiary II Corporation, Arlington Tankers Ltd., General Maritime Subsidiary Corporation, the lenders party thereto, Nordea Bank Finland PLC, New York Branch, as administrative agent and collateral agent, and Nordea Bank Finland PLC, New York Branch and DnB Bank ASA, as joint book runners

10.3	Registration Agreement, dated as of May 17, 2012, among General Maritime Corporation, OCM Marine Holdings TP, L.P., OCM Marine Investments CTB, Ltd., and each of the other shareholders party thereto
10.4	Shareholders’ Agreement, dated as of May 17, 2012, among General Maritime Corporation, OCM Marine Holdings TP, L.P., OCM Marine Investments CTB, Ltd., and each of the shareholders party thereto
10.5	Warrant Agreement, dated as of May 17, 2012, between General Maritime Corporation and Computershare Shareowner Services LLC, as warrant agent
10.6
Waiver and Fourth Amendment to Senior Secured Superpriority Debtor-In-Possession Credit Agreement, dated as of May 16, 2012, among General Maritime Corporation, General Maritime Subsidiary Corporation and General Maritime Subsidiary II Corporation, as borrowers, the other subsidiaries of the Company party thereto, the financial institutions party thereto, and Nordea Bank Finland plc, New York Branch, as administrative agent and collateral agent

10.7
Partnership Withdrawal Agreement – OCM Marine Holdings TP, L.P., dated as of May 17, 2012, between General Maritime Corporation and OCM Marine GP CTB, Ltd., as general partner of OCM Marine Holdings TP, L.P.

10.8	Employment Agreement, dated as of May 17, 2012, by and between General Maritime Corporation and John P. Tavlarios
10.9	Employment Agreement, dated as of May 17, 2012, by and between General Maritime Corporation and Jeffrey D. Pribor
10.10	Employment Agreement, dated as of May 17, 2012, by and between General Maritime Corporation and Leonard J. Vrondissis
10.11	Employment Agreement, dated as of May 17, 2012, by and between General Maritime Corporation and Milton H. Gonzales, Jr.
10.12	General Maritime Corporation 2012 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MARITIME CORPORATION
(Registrant)

	By:	/s/ Jeffrey D. Pribor
	Name:	Jeffrey D. Pribor
	Title:	Executive Vice President, Chief Financial Officer

Date: May 22, 2012

EXHIBIT INDEX

Exhibit No.	Description
2.1
Second Amended Chapter 11 Plan of Reorganization, filed with the Bankruptcy Court on April 19, 2012 (included as Appendix 1 to the Confirmation Order, a copy of which is attached as Exhibit 2.2 to the Registrant’s Current Report on Form 8-K filed on May 8, 2012, and incorporated herein by reference)

2.2
Order Confirming the Second Amended Joint Chapter 11 Plan of Reorganization of General Maritime Corporation and its Affiliated Debtors (included as Exhibit 2.2 to the Registrant’s Current Report on Form 8-K filed on May 8, 2012, and incorporated herein by reference)

3.1	Amended and Restated Articles of Incorporation of General Maritime Corporation as adopted May 17, 2012
3.2	Amended and Restated By-Laws of General Maritime Corporation
4.1	Form of Specimen Stock Certificate of General Maritime Corporation
10.1
Second Amended and Restated Credit Agreement, dated as of May 17, 2012, among General Maritime Corporation, General Maritime Subsidiary Corporation, Arlington Tankers Ltd., General Maritime Subsidiary II Corporation, the lenders party thereto, Nordea Bank Finland PLC, New York Branch, as administrative agent and collateral agent, and Nordea Bank Finland PLC, New York Branch and DnB Bank ASA, as joint lead arrangers and joint book runners

10.2
Third Amended and Restated Credit Agreement, dated as of May 17, 2012, among General Maritime Corporation, General Maritime Subsidiary II Corporation, Arlington Tankers Ltd., General Maritime Subsidiary Corporation, the lenders party thereto, Nordea Bank Finland PLC, New York Branch, as administrative agent and collateral agent, and Nordea Bank Finland PLC, New York Branch and DnB Bank ASA, as joint book runners

10.3	Registration Agreement, dated as of May 17, 2012, among General Maritime Corporation, OCM Marine Holdings TP, L.P., OCM Marine Investments CTB, Ltd., and each of the other shareholders party thereto
10.4	Shareholders’ Agreement, dated as of May 17, 2012, among General Maritime Corporation, OCM Marine Holdings TP, L.P., OCM Marine Investments CTB, Ltd., and each of the shareholders party thereto
10.5	Warrant Agreement, dated as of May 17, 2012, between General Maritime Corporation and Computershare Shareowner Services LLC, as warrant agent
10.6
Waiver and Fourth Amendment to Senior Secured Superpriority Debtor-In-Possession Credit Agreement, dated as of May 16, 2012, among General Maritime Corporation, General Maritime Subsidiary Corporation and General Maritime Subsidiary II Corporation, as borrowers, the other subsidiaries of the Company party thereto, the financial institutions party thereto, and Nordea Bank Finland plc, New York Branch, as administrative agent and collateral agent

10.7
Partnership Withdrawal Agreement – OCM Marine Holdings TP, L.P., dated as of May 17, 2012, between General Maritime Corporation and OCM Marine GP CTB, Ltd., as general partner of OCM Marine Holdings TP, L.P.

10.8	Employment Agreement, dated as of May 17, 2012, by and between General Maritime Corporation and John P. Tavlarios
10.9	Employment Agreement, dated as of May 17, 2012, by and between General Maritime Corporation and Jeffrey D. Pribor
10.10	Employment Agreement, dated as of May 17, 2012, by and between General Maritime Corporation and Leonard J. Vrondissis
10.11	Employment Agreement, dated as of May 17, 2012, by and between General Maritime Corporation and Milton H. Gonzales, Jr.
10.12	General Maritime Corporation 2012 Equity Incentive Plan